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                                                                     EXHIBIT 21

                          LANDRY'S RESTAURANTS, INC.

                             LIST OF SUBSIDIARIES

  .  Rainforest Cafe Canada Holdings, Inc.
  .  Captain Crab's Take-Away of 79th Street, Inc.
  .  Crab Addison, Inc.
  .  Crab House, Inc.
  .  Cryo Realty, Corp.
  .  CryoTech Industries of North Carolina, Inc.
  .  Houston Aquarium, Inc.
  .  Joe's Crab Shack--Alabama Private Club, Inc.
  .  Joe's Crab Shack--San Diego, Inc.
  .  Landry's Crab Shack, Inc.
  .  Landry's Development, Inc.
  .  Landry's G.P., Inc.
  .  Landry's Limited, Inc.
  .  Landry's Trademark, Inc.
  .  Landry's Management, L.P.
  .  Landry's Private Club--Amarillo, Inc.
  .  Landry's Private Club--Mesquite, Inc.
  .  Landry's Private Club--Plano, Inc.
  .  Landry's Seafood House--Addison, Inc.
  .  Landry's Seafood House--Alabama, Inc.
  .  Landry's Seafood House--Arizona, Inc.
  .  Landry's Seafood House--Arlington, Inc.
  .  Landry's Seafood House--Austin, Inc.
  .  Landry's Seafood House--Bellevue, Inc.
  .  Landry's Seafood House--Biloxi, Inc.
  .  Landry's Seafood House--Colorado, Inc.
  .  Landry's Seafood House--Florida, Inc.
  .  Landry's Seafood House--Georgia, Inc.
  .  Landry's Seafood House--Illinois, Inc.
  .  Landry's Seafood House--Indiana, Inc.
  .  Landry's Seafood House--Kansas, Inc.
  .  Landry's Seafood House--Kentucky, Inc.
  .  Landry's Seafood House--Lafayette, Inc.
  .  Landry's Seafood House--Little Rock, Inc.
  .  Landry's Seafood House--Maryland, Inc.
  .  Landry's Seafood House--Memphis, Inc.
  .  Landry's Seafood House--Michigan, Inc.
  .  Landry's Seafood House--Minnesota, Inc.
  .  Landry's Seafood House--Missouri, Inc.
  .  Landry's Seafood House--Nevada, Inc.
  .  Landry's Seafood House--New Jersey, Inc.
  .  Landry's Seafood House--New Mexico, Inc.
  .  Landry's Seafood House--New Orleans, Inc.
  .  Landry's Seafood House--Norfolk, Virginia, Inc.
  .  Landry's Seafood House--North Carolina, Inc.
  .  Landry's Seafood House--Ohio, Inc.
  .  Landry's Seafood House--Oklahoma, Inc.

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  .  Landry's Seafood House--Pennsylvania, Inc.
  .  Landry's Seafood House--San Luis, Inc.
  .  Landry's Seafood House--Redondo Beach, Inc.
  .  Landry's Seafood House--South Carolina, Inc.
  .  Landry's Seafood House--Virginia, Inc.
  .  Landry's Seafood House--Utah, Inc.
  .  Landry's Seafood Inn & Oyster Bar, Inc.
  .  Landry's Seafood Inn & Oyster Bar--Galveston, Inc.
  .  Landry's Seafood Inn & Oyster Bar--Kemah, Inc.
  .  Landry's Seafood Inn & Oyster Bar--San Antonio, Inc.
  .  Landry's Seafood Inn & Oyster Bar--Sugar Creek, Inc.
  .  Landry's Seafood Galveston, Inc.
  .  Landry's Seafood Kemah, Inc.
  .  Landry's Seafood & Steak House--Corpus Christi, Inc.
  .  LSRI Holdings, Inc.
  .  Marina Acquisition Corporation of Florida, Inc.
  .  Ocean Blue Industries, Inc.
  .  Nevada Aquarium, Inc.
  .  Rainforest Cafe, Inc.
  .  Rainforest Cafe, Inc.--Baltimore County
  .  Rainforest Cafe, Inc.--Cha Cha
  .  Rainforest Cafe, Inc.--Kansas
  .  Rainforest Cafe Canada Holdings, Inc.
  .  Rainforest Trademark, Inc.
  .  Yorkdale Rainforest Restaurants, Inc.
  .  Summit Aircraft Services, Inc.
  .  Summit Seafood Supply, Inc.
  .  West End Seafood, Inc.
  .  Willie G's Galveston, Inc.
  .  Willie G's Post Oak, Inc.
  .  C. A. Muer Corporation